DISTRIBUTION AGREEMENT

                         Between:

     CARDIOPULMONARY CORP., a Delaware corporation, having its principal corporate office at 200 Cascade Boulevard, Milford, Connecticut 06460, USA, hereinafter called "CPC", duly represented by James Biondi, Chief Executive Officer,

                            and

     KONTRON INSTRUMENTS LTD., a British company having its registered corporate office at Blackmoor Lane, Croxley Business Park, Watford WD1 8XQ, Hertfordshire, UK, hereinafter called "KONTRON INSTRUMENTS", duly represented by Leslie Smith, Chairman.

                        Witnesseth:

     Whereas CPC develops, manufactures and sells, intensive care ventilators, accessories and consumables;

     Whereas Kontron Instruments and its sister companies within Kontron Instruments Group manufacture, sell and service medical and bioanalytical instruments and also sell and service medical equipment manufactured by third parties;

     Whereas both CPC and Kontron Instruments agree that Kontron Instruments shall sell and service products as exclusive distributor to CPC in the Territory (as hereinafter defined) in the field of intensive care ventilation;

     Whereas both parties desire to specify the rights and obligations of each party in this Agreement;

     Now therefore, the parties mutually agree as follows:

     1.  DEFINITIONS

         1.1 As used in this Agreement, the terms below shall have the meaning as specified in the following:

              "PRODUCTS": the intensive care ventilators specified in ANNEX A hereto, together with associated consumables, disposables and spare parts.

              "TERRITORY":  [ ** ]

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

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              "TRANSFER PRICES":  the prices of products charged by CPC to
              Kontron Instruments as detailed in ANNEX B hereto, net of the discount as detailed in ANNEX C hereto.

              "ECU": European Currency Unit.

              "EXCHANGE RATE": the rate of exchange between in ECU and the US dollar published daily on the International Herald Tribune in the Cross-Rates table on its first Business page.

              "KONTRON INSTRUMENTS GROUP": the companies listed on ANNEX D hereto or any of them, as the context requires; provided, however, that Kontron Instruments shall be responsible to CPC for all obligations of the Kontron Instruments Group under this Agreement.

     2.  APPOINTMENT AND AUTHORITY OF KONTRON INSTRUMENTS

         2.1 Subject to the terms and conditions stated herein, including without limitation the provisions of Paragraph 8.1 hereof, CPC appoints Kontron Instruments as CPC's exclusive distributor for the Products in the Territory. Kontron Instruments shall have a right to purchase products from CPC and to resell them, repair and generally service them in the Territory; provided, however, that Kontron Instruments shall not alter Products without prior written consent from CPC, and then only according to written instructions from CPC.

         2.2 The products shall be marked and sold within the Territory with both Kontron Instruments' and CPC's brand names in a manner to be agreed from time to time by the parties to this Agreement.

         2.3 CPC and Kontron Instruments may agree in writing to extend this Agreement, in total or in part, to cover products sold by CPC in addition to those listed on ANNEX A. It is the present intention of CPC to consider Kontron Instruments when selecting a distributor in the Territory for such future CPC products within Kontron Instruments' fields of expertise.

         2.4 Except as otherwise provided in Section 7.3 of this Agreement, Kontron Instruments does not become an agent of CPC by virtue of this Agreement, but rather shall purchase and sell in its own name and for its own account, and is not entitled to act, and shall not act, in the name of CPC or to obligate CPC in any form towards any third party.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

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         2.5  Kontron Instruments shall safeguard the interests of CPC with the due diligence of a responsible businessman and keep CPC informed as to its activities.

         2.6 Kontron Instruments may appoint local distributors for the sale of CPC products in the Territory but shall notify CPC promptly of such appointments and shall terminate any such appointment which CPC believes in good faith is prejudicial to the interests of CPC.

         2.7 Kontron Instruments shall not solicit offers for Products from customers outside the Territory; provided, however, that Kontron Instruments may solicit offers for Products with the prior consent of CPC on a case-by-case basis except in locations in which CPC has granted exclusive rights to a third party.

         2.8 CPC may, by written notice to Kontron Instruments during the month of January 1997 and each January thereafter, terminate the rights of Kontron Instruments hereunder in any country within Territory, except for [ ** ], in which CPC reasonably believes there has been insufficient progress in establishing distribution channels for the Products.

     3.  PROMOTION OF PRODUCTS

         3.1 Kontron Instruments shall diligently promote CPC's Products in each country in the Territory. The details of such promotion activities shall be coordinated with CPC, but the cost of these activities shall be borne exclusively by Kontron Instruments, unless specifically agreed otherwise.

         3.2 Kontron Instruments shall inform CPC in advance as to its intended participation in trade and exhibition programmes. CPC personnel will endeavor to attend major meetings and events at its expense.

         3.3 Kontron Instruments shall inform CPC of the market and competitive situation in the Territory at least once every quarter, and shall provide such information as may be required of CPC by the United States Food and Drug Administration for post-market surveillance. In addition, Kontron Instruments will use reasonable efforts to provide names and addresses of customers, date of sale, serial number and a contact person for each unit sold. CPC shall provide Kontron Instruments such information as may be reasonably required by regulatory authorities in the Territory.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

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         3.4  Kontron Instruments shall expend an amount equalling at least US
              $1,000,000 for promotion, advertisement and selling of the Products. Of this amount, Kontron Instruments shall spend at least US $[ ** ] during 1995, at least US $[ ** ] during the twelve months following the date regulatory approvals have been obtained in [ ** ] and at least US $[ ** ] during the twelve months following the date regulatory approvals have been received in [ ** ] and the with respect to the [ ** ]. Kontron Instruments may credit toward these minimums the costs of regulatory approvals; recruitment, salaries and benefits of incremental personnel; qualification and appointment of local distributors and independent agents; sales and technical training; reasonable commissions for independent agents in [ ** ] and [ ** ]; brochures, exhibitions and point-of-sale promotional materials; market research and translations; and clinical and user preference trials.

     4.  ORDER FORECAST AND DELIVERIES

         4.1 Kontron Instruments shall provide CPC with a six-month rolling forecast of order volume and requested shipping dates, to be updated every month.

         4.2 CPC shall use all reasonable efforts to ship Products within forty-five (45) days from receipt of purchase orders, subject to Paragraphs 4.3 and 4.4 below.

         4.3 CPC shall inform Kontron Instruments, within three business days of receiving the monthly orders and shipment forecasts, of its ability to respect forecast shipment requirements. If delivery conditions change, CPC shall inform Kontron Instruments as soon as feasible.

         4.4 Any requests by Kontron Instruments for shipment above 120% of the quantity forecast by Kontron Instruments three months earlier will be shipped on a best available date basis.

         4.5 All Products shipped by CPC shall conform to CPC's specifications therefor, and CPC shall make all reasonable efforts to conform to relevant governmental technical, quality and regulatory standards specified from time to time by Kontron Instruments. CPC shall notify Kontron Instruments prior to making material changes in Product specifications.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

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     5.  SALES AND SERVICE SUPPORT

         5.1 CPC shall furnish Kontron Instruments with operating and service manuals for Products in the English language at CPC's cost. Kontron Instruments may translate, at its own expense, such materials and literature into appropriate languages for use in the Territory. Kontron Instruments shall furnish CPC, at no charge, with reasonable quantities of such translations.

         5.2 CPC shall furnish Kontron Instruments, at no charge, with reasonable quantities of photographic artwork, videos and technical text in English that CPC has produced in the course of its business.

         5.3 CPC shall make available in the USA sales, application and service training courses to selected personnel of the Kontron Instruments Group free of charge. Travel and living expenses for Kontron Instruments employees or agents attending such courses shall be borne by Kontron Instruments.

         5.4 CPC staff will travel to Europe to support Kontron Instruments' efforts to obtain important reference sites during the first eighteen months of this Agreement, according to a programme to be agreed Kontron Instruments and CPC. All expenses related to such visits by CPC staff will be borne by CPC.

     6.  WARRANTY AND SERVICE

         6.1 For a period of eighteen months from date of shipment -- the "WARRANTY PERIOD" -- CPC warrants that the products delivered to Kontron Instruments:

              (a) conform to their specifications in effect at the time of confirmation of the purchase order,

              (b) are free from defects in design, material and workmanship under normal use and service, and

              (c) if used as directed in the Instructions for Use and product specifications are fit for the specific purposes set forth in the Instructions for Use and product specifications, but CPC makes no such warranties for use for any other purpose.

         6.2 Kontron Instruments will provide CPC a bi-monthly summary of service calls in a form mutually acceptable to CPC and Kontron Instruments. Any claim by Kontron Instruments that a Product contains defective materials shall be made in writing to CPC within the Warranty Period.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

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         6.3  CPC shall supply replacement parts free of charge upon return by
              Kontron Instruments under the terms of the Warranty set forth in Paragraph 6.1. Material transport charges shall be borne by the shipping party and duties and taxes shall be borne by the receiving party. Kontron Instruments shall supply labor for warranty repair (at either the hospital or a Kontron Instruments site in Europe) free of charge; provided, however, that CPC will reimburse members of the Kontron Instruments Group promptly for 50% of such labor costs during the twelve months following the first sale by Kontron Instruments under this Agreement, up to a maximum of 5% of CPC's revenues under this Agreement during that period.

         6.4  Products or parts thereof supplied within the scope of Paragraph
              6.3 are warranted for the remainder of the original Warranty Period for the replaced Product, or for a period of 90 days from installment of the replacing Product, whichever is longer.

         6.5  THE WARRANTIES SET FORTH ABOVE RELATING TO
              PRODUCTS ARE IN LIEU OF ALL OTHER WARRANTIES
              EXPRESSED OR IMPLIED.

         6.6 Kontron Instruments shall provide maintenance service, including warranty service for Products in the Territory. Such service shall be performed in accordance with CPC's service guidelines, as amended from time to time.

         6.7 CPC shall keep the Kontron Instruments Group indemnified and harmless against any liability or damages caused by any claim of a third party relating to the manufacture of a Product furnished to Kontron Instruments by CPC which did not meet the specifications in effect at the time of confirmation of the purchase order, or from the negligence or other wrongdoing of CPC or any employee or agent of CPC (other than the Kontron Instruments Group). The Kontron Instruments Group shall keep CPC indemnified and harmless against any liability or damages caused by packaging by the Kontron Instruments Group, registration, distribution, promotion of the Products for use outside their specifications or against their specific warnings, precautions or contraindications, use of the Products outside specifications or against specific warnings, precautions or contraindications by the Kontron Instruments Group, or from the negligence, failure to comply with instructions regarding use of the Product, or other wrongdoing of the Kontron Instruments Group or any employee or agent of the Kontron Instruments Group. In the event that other damages

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

              which arise out of transactions related to this Agreement are alleged against either CPC or the Kontron Instruments Group or both, then CPC and Kontron Instruments shall cooperate to defend against and defeat such allegations, but if such damages should be found and allowed against either CPC or the Kontron Instruments Group or both, then CPC and the Kontron Instruments Group shall indemnify each other against the same, such that the parties shall bear the damages and the costs of defence equally.

     7.  OTHER OBLIGATIONS OF DISTRIBUTOR

         7.1 The Kontron Instruments Group shall observe the rules of fair competition.

         7.2 The Kontron Instruments Group shall maintain, at its own expense, an inventory of CPC's consumables, accessories and spare parts, purchased directly from CPC, sufficient to provide satisfactory service to customers.

         7.3 Kontron Instruments or other members of the Kontron Instruments Group shall act as CPC's agent to obtain, with CPC's assistance but at Kontron Instruments' expense, all manner of registrations, clearances and approvals required for CPC's Products in each country in the Territory. Except as mutually agreed, such registrations, clearances and approvals shall be in the name of CPC. If engineering or software changes are required to obtain such approvals in the Territory, CPC shall make all reasonable efforts to implement them promptly; provided, however, that CPC shall not be required to expend more than $[ ** ] in total for all such changes. Import licenses and/or distribution licenses, if required, shall be obtained by Kontron Instruments at its own expense and with assistance from CPC if necessary. Kontron Instruments shall provide CPC a detailed report of all direct expenses incurred by Kontron Instruments in obtaining such clearances, approvals and licenses in each jurisdiction.

         7.4 The Kontron Instruments Group shall maintain knowledgeable personnel and develop the use of the Product in the Territory. Such personnel shall promote the Products in accordance with their specifications and shall not promote the Product against its warnings, precautions or contraindications.

         7.5 The Kontron Instruments Group shall maintain records to the training, service and Product that customers have received to the end that customers may readily be notified of pertinent information

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

              or that it may be established that the customers were appropriately trained in the safe and effective use of the Product.

         7.6 The Kontron Instruments Group shall not manufacture or distribute competing products in the Territory during the term of this Agreement. Kontron shall be free to distribute products specified as non-competing products in ANNEX A.

     8.  PRICES AND PAYMENT TERMS

         8.1 CPC shall charge Kontron Instruments the Transfer Prices listed in ANNEX B hereto for CPC's current Venturi products. Transfer prices and purchase schedules for future products listed on ANNEX A, including Venturi IIcs and Venturi IIas products, and prices after 1997 for the current products, shall be negotiated by the CPC and Kontron Instruments in good faith. If the parties are unable to reach agreement on the transfer price of any such products, Cardiopulmonary Corp. may offer such products to third parties on terms substantially the same as the best offer which Kontron Instruments rejected.

         8.2 Kontron Instruments shall be responsible for all freight and insurance for Products from the time of delivery thereof in a common carrier at the manufacturing site for shipment to Kontron Instruments.

         8.3 Kontron Instruments shall bear all import and excise duties and Value Added Tax, if any is due, in the Territory.

         8.4 Kontron Instruments shall bear all other costs related to selling, servicing and distributing the Product, unless otherwise specified in this Agreement or in written modification thereof.

         8.5  CPC invoices to Kontron Instruments shall be due within thirty
              (30) days from date of shipment during the first eighteen months of this agreement and within sixty (60) days from date of shipment thereafter. The payment terms specified in this paragraph 8.5 shall be deemed material terms of this Agreement.

         8.6 Title to Products and risk of loss thereof shall pass to Kontron Instruments at the time of the delivery by CPC to a common carrier for shipment to Kontron Instruments.

         8.7 Kontron Instruments shall align delivery and warranty terms to its customers with those obtained from CPC.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

         8.8 CPC and Kontron Instruments agree to negotiate in good faith with respect to price adjustments if the exchange rate of the US dollar to the ECU varies by more than 7.5% from that in effect on the date a price is agreed.

     9.  TERMS OF AGREEMENT AND TERMINATION PROCEDURE

         9.1 This Distribution Agreement enters into effect upon the execution by both parties and shall be valid until terminated according to the procedures outlined below.

         9.2 Ordinary termination shall require thirty-six (36) months' written notice by either party.

         9.3 Exceptional termination shall be allowed in the following circumstances only:

              (a) Upon twenty-four (24) month's notice by either party given during any month of January, if Kontron Instruments and CPC have failed to agree by the end of the prior year on a purchase schedule for the upcoming three years to update the purchase schedule set forth on ANNEX B hereto.

              (b) Upon six month's notice by either party given during any month of January beginning in January 1996, if Kontron Instruments has failed to order from CPC in the previous year at least the minimum amount of Products set forth in the mutually agreed schedule for the prior year, contained in ANNEX B hereto and its future updates, except where such failure is due to CPC's inability to deliver Products.

              (c) automatically and without notice in case of dissolution or liquidation of CPC or of Kontron Instruments.

              (d) immediately upon notice by CPC if Kontron Instruments, other than for reasons of force majeure set forth in Paragraph 13.5 hereof, shall fail to make any payment due CPC under this Agreement for a period of 60 days following the date such payment is due; provided, however, that the provisions of this paragraph 9.3(d) shall not apply to obligations Kontron Instruments has disputed in good faith, and that CPC shall be required to provide ten (10) business days' notice prior to termination under this paragraph 9.3(d).

              (e) Upon six month's notice by either party in case a competitor of either party acquires direct or indirect control of the other party, in which case the right to exceptional

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

                  termination can be exercised only by the party not being so acquired.

     10. MUTUAL OBLIGATIONS AT TERMINATION

         10.1 The termination of this Agreement shall not release either party from any liability or obligation which existed as of the date of notice of such termination.

         10.2 If the Agreement is terminated, Kontron Instruments shall return to CPC, within thirty (30) days from the date of effective termination, all written materials, designs, drawings, formulae or other technical information regarding Products. Kontron Instruments shall not make or retain copies of such materials or of any confidential information provided to it by CPC. CPC shall continue to supply such information as may be required by regulatory bodies within the Territory.

         10.3 Upon termination, CPC shall be obligated to repurchase from the Kontron Instruments Group and the Kontron Instruments Group shall be obligated to resell to CPC all demonstration units and spare parts inventories in Kontron Instruments' stock, within thirty
              (30) days from the date of effective termination, to be paid for within ninety (90) days of CPC's receipt of the same, and at a price determined as follows:

              a) 100% of the Transfer Price paid by the Kontron Instruments Group to CPC for unused spare parts.

              b) the value on the books of the Kontron Instruments Group, depreciated by twenty percent (20%) per each full year or portion thereof since purchase by the Kontron Instruments Group for those systems which have been used in demonstrations or clinical trials. Such systems must be in good operating condition, Kontron Instruments' property, and be delivered to CPC within thirty (30) days of termination of this agreement.
              c)  otherwise as mutually agreed by the parties.

         10.4 Upon ordinary termination initiated by CPC pursuant to Paragraph
              9.2 of this Agreement or extraordinary termination pursuant to Paragraph 9.3(c), (d) or (e) as a result of events affecting CPC, CPC shall assume all reasonable supply obligations of the Kontron Instruments Group to customers in the Territory to whom Products have been delivered or are to be delivered under orders already accepted by CPC, including but not limited to

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

              pricing and servicing commitments. Upon any other extraordinary termination pursuant to Paragraph 9.3 or upon ordinary termination initiated by Kontron Instruments, CPC shall be at liberty to assume or not assume some, none or all of Kontron Instruments' foregoing obligations, CPC having to decide within sixty (60) days of termination.

         10.5 Upon ordinary termination pursuant to Paragraph 9.2, but only if such is initiated by CPC, or extraordinary termination pursuant to Paragraph 9.3(c), (d) or (e) as a result of events affecting CPC, and for a twelve month period thereafter, CPC shall refrain from hiring people who are employed directly or indirectly as "agenti mono-mandatari", at that time, or in the previous twelve months by the Kontron Instruments Group, unless specifically exempted in writing from this requirement by Kontron Instruments.

         10.6 Upon termination, the Kontron Instruments Group shall transfer to CPC, and CPC shall reimburse the Kontron Instruments Group within 180 days for the reasonable direct costs that were sustained by the Kontron Instruments Group in obtaining, the registrations, clearances or approvals, as well as the import/distribution licenses obtained as described in Paragraph 7.3, up to a maximum of $[ ** ].

     11. CONFIDENTIALITY AND BUSINESS SECRETS

         11.1 Neither CPC nor the Kontron Instruments Group shall disclose to any third party, even after termination of this Agreement, any business or company secrets, manufacturing and control procedures, drawings, specifications, software and any other information that is confidential or of substantial value to the other party and which CPC and the Kontron Instruments Group came to know by virtue of their relationship described in this Agreement.

         11.2 The confidentiality obligation described in Paragraph 11.1 shall not extend to information which:

              a) was validly in possession of either party prior to the initial negotiations for the relationship described in this Agreement;

              b) is or becomes a part of the public domain or of the public knowledge through no fault of either party;

              c) is obtained by either party to this Agreement from any third party, provided this third party has the right to disclose and has not imposed any obligation of confidentiality;

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

              d) is independently developed by either party and where such independent development can be documented;

              e) is, as a common practice or in the course of normal business, disclosed by either party; or

              f) is required to be disclosed under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body.

         11.3 Neither CPC nor the Kontron Instruments Group shall assert any rights, even after termination of this Agreement, to any intellectual property of the other party.

         11.4 The provisions of this Section 11 shall survive the expiration or termination of this Agreement.

     12. TRADEMARKS AND PATENTS

         12.1 The Kontron Instruments Group shall be obligated at all times to observe the trademark and intellectual property rights of CPC and not to register for itself or any third party similar or conflicting trademarks or otherwise assert rights to any intellectual property of CPC during or after the expiry of this Agreement.

         12.2 The Kontron Instruments Group shall use the trademarks of CPC, and may also use its own trademarks, for the promotion and sale of Products during the term of this Agreement. The Kontron Instruments Group shall discontinue the use of CPC marks promptly upon the termination of this Agreement.

         12.3 The Kontron Instruments Group shall inform CPC as soon as any suspected infringement of a CPC patent by a third party occurs in the Territory or a patent lawsuit is brought against the Kontron Instruments Group for infringement of patents related to the Products. CPC may prosecute, but shall defend, as the case may be, these infringements, at its own expense and the Kontron Instruments Group shall assist CPC in all manner possible in such proceedings.

     13. CHOICE OF LAW, ARBITRATION AND FORCE MAJEURE

         13.1 This Agreement, including the arbitration clause, shall be interpreted and construed in accordance with the internal laws of England, it being expressly understood that International conventions on the sale of goods shall not apply.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

         13.2 Any difference or disputes arising from this Agreement or from agreements regarding its performance shall be settled by an amicable effort on the part of both parties to the Agreement by their respective Chief Executive Officers or their delegates. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties to this agreement notifies the other party in writing.

         13.3 If an attempt to settlement has failed, the disputes shall be finally settled in English language under the Rules of the London Court of International Arbitration by three arbitrators appointed in accordance with the Rules, the place of arbitration being London.

         13.4 The arbitral award shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration.

         13.5 Neither party shall be liable for failure to perform obligations under this Agreement if the failure results from force majeure, such as fire, explosion, acts of warfare, or hostilities of any nature, accident, refusal of license, or other governmental act (including regulatory approvals and export/import licenses), industrial dispute, or anything manifestly beyond the parties' control.

     14. MISCELLANEOUS

         14.1 No modification, alternation, addition, or change in the terms of this Agreement shall be binding on either party hereto unless in writing and signed by the duly authorized representatives of each party. This applies also to the waiver of written form.

         14.2 Kontron Instruments may assign its rights under this Agreement to any member of the Kontron Instruments Group which is at least fifty (50%) percent owned by Kontron Instruments NV or Kontron Instruments Holding BV; provided, however, that notwithstanding any such assignment Kontron Instruments shall remain liable to CPC for its obligations under this Agreement. Kontron Instruments may not otherwise assign or extend this Agreement without the prior written consent of CPC, which may be withheld for any reason or for no reason.

         14.3 Any failure of either party to enforce, at any time or for any period of time, any of the provisions under this Agreement shall not be construed as a waiver of the right of the party to enforce such provisions.

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

         14.4 Any notice to be given by either party to this Agreement shall be made by registered mail, telefax, or teletext and, if addressed to CPC at the principal office listed above, to the attention of the CEO and, if addressed to Kontron Instruments, to its registered office listed above, to the attention of the Chairman. Either party may change the designated address or recipient upon proper notice of the same to the other party.

         14.5 In case one or more of the provisions of this Agreement is or becomes legally invalid or unenforceable in any country within the Territory, such provision shall be ineffective without invalidating the remaining provisions hereof, provided that the parties shall through mutual negotiations attempt to agree upon a new provision which, by being legal in all segments, shall follow the intent of the original provisions as closely as possible.

         14.6 This Agreement supersedes any discussions preceding this Agreement, and incorporates the parties' whole understanding and undertakings.

     15. COMPLETION

     In witness whereof, the parties hereto, intending to be legally bound, have executed this Agreement to be effective as of this 17th day of March, 1995.

CARDIOPULMONARY CORP.                 KONTRON INSTRUMENTS LTD.
by:                                   by:
    /s/  JAMES BIONDI                      /s/ LESLIE SMITH
- --------------------------------      -----------------------------
         James Biondi                          Leslie Smith
         Chief Executive Officer               Chairman

[ ** ] indicates confidential portions omitted and filed separately with the Commission.

                                     ANNEX A

                        PRODUCTS COVERED BY THE AGREEMENT

     1.  CPC Venturi

     2.  CPC Venturi IIcs

     3.  CPC Venturi IIas

     4. Any upgrades of or new developments included in the products listed above. For purposes of this Agreement, such upgrades and new developments shall include any Cardiopulmonary Corp. intensive care ventilation product with flow and pressure delivery characteristics substantially equivalent to those included in the current CPC Venturi ventilators.

                             NON-COMPETING PRODUCTS

The following products currently distributed by Kontron Instruments shall not be considered competing products for the purposes of paragraph 7.6 of this
Agreement:

     Hamilton and Seachrist ventilators with a unit selling price of less than $20,000, excluding taxes.














[ ** ] indicates confidential portions omitted and filed separately with the Commission.

                                     ANNEX B

      TRANSFER PRICES AND PURCHASE SCHEDULES FOR CURRENT VENTURI PRODUCTS

     1995: [ ** ] Venturi Units ([ ** ] units for resale plus [ ** ] demonstration units and [ ** ] clinical trial units)

                  $[ ** ] per unit

     1996:        [ ** ] Venturi Units

                  $[ ** ] per unit

     1997:        [ ** ] Venturi Units

                  $[ ** ] unit

Schedules for future years shall be negotiated by the parties in good faith. For 1998 and 1999, CPC may not require an increase of more than [ ** ]% per year from the unit sales numbers set forth above; for 2000 and subsequent years the sales numbers shall not decrease from those in the prior year.








[ ** ] indicates confidential portions omitted and filed separately with the Commission.

                                     ANNEX C

                          VARIATIONS TO TRANSFER PRICES

     Sales demo units:     [ ** ]% discount on current transfer price

     Clinical trial units: [ ** ]% discount on current transfer price
















[ ** ] indicates confidential portions omitted and filed separately with the Commission.

                                     ANNEX D

                    MEMBERS OF THE KONTRON INSTRUMENTS GROUP

                            Kontron Instruments Ltd.
                Kontron Instruments S.A. (incorporated in France)
                Kontron Instruments S.A. (incorporated in Spain)
                             Kontron Instruments SpA
                             Kontron Instruments AG
                            Kontron Instruments GmbH
                           Kontron Instruments F.L.A.
                                   Kontur S.A.

















[ ** ] indicates confidential portions omitted and filed separately with the Commission.